Exhibit 99.1


          Moldflow Reports Results for the Third Quarter of Fiscal 2006

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 4, 2006--Moldflow Corporation (NASDAQ: MFLO) today announced the results for its third quarter of fiscal 2006. Worldwide revenue was $16.3 million for the third quarter of fiscal year 2006, compared to $15.8 million for the third quarter of last fiscal year, representing an increase of 2%.
    In our third quarter, we recorded a charge of $355,000, net of related tax effects, to recognize compensation expense related to share-based awards as required under Financial Accounting Standards No. 123(R). Excluding the impact of these charges, their related tax effects and our estimate of the tax effect of our second quarter restructuring charge, net income for the third quarter of fiscal 2006 was $1.8 million, or $0.15 per diluted share. Net income for the third quarter, as reported in accordance with generally accepted accounting principles ("GAAP"), was $1.5 million, or $0.13 per diluted share.
    In commenting on the third quarter of fiscal 2006, Roland Thomas, Moldflow Corporation's president and CEO said, "During the third quarter, we saw lower than expected revenue and earnings due to continued softness in the European market and to a lesser extent the North American market. This softness spanned across both our business units. While sales activity was high in most regions, we did not see this activity translate into deals that closed during the course of the quarter."
    Thomas continued, "On April 13th, we announced a restructuring of our Manufacturing Solutions business unit to allow us to refocus the product development, manufacturing and sales efforts of the business unit to achieve profitability. This plan has been largely completed. We expect to incur a charge of between $1.0 and $1.5 million from these actions. As we move forward with this restructured business unit, I am pleased to announce the appointment of Fred Humbert to the role of senior vice president and general manager of the Manufacturing Solutions business unit. Fred has served Moldflow and previously American MSI as vice president of sales for the Manufacturing Solutions business unit and has many years of experience expanding the global sales base of the Altanium(R) product line. We look forward to the addition of his experience to our management team."
    "During the quarter, we had product releases to improve functionality for both our Design Analysis Solutions and Manufacturing Solutions customers. In our Manufacturing Solutions business unit, we released user interface enhancements to our Altanium hot runner process controller product to offer a redesigned, user-friendly interface, an on-line mold library, advanced diagnostics and a complete network-ready solution for remote monitoring or passing data to and from a server. In our Design Analysis Solutions business unit, we released version 1.0 of our new Moldflow Communicator product, which we are distributing free of charge through our corporate web site. Moldflow Communicator allows our users to communicate analysis results and the associated assumptions to anyone in the world, regardless of whether or not they are a Moldflow customer. Companies with dispersed development and manufacturing teams or companies that outsource design analysis will now have the means to visualize their analysis results, quantify the quality of the analysis based on the user criteria and compare results of multiple design iterations. This product allows the knowledge gained through design analysis to be shared with all members of a design through manufacture product team, assuring that all team members are working from the same design assumptions. The ability to extend the reach of the benefits of design analysis is a key driver of our strategy and the release of Moldflow Communicator is yet another step towards our business goals," Thomas concluded.

    Third Quarter Financial Highlights:

    -- Total revenue of $16.3 million increased 2% over the same period in the prior year and decreased 4% sequentially.

    -- Total product revenue of $9.5 million was flat over the same period of the prior year and decreased 6% sequentially.

    -- Services revenue, primarily comprised of revenue from annual maintenance and support contracts, was $6.8 million, an increase of 5% over the same period of the prior year and a decrease of 1% sequentially.

    -- Revenue from the Design Analysis Solutions segment represented 72% of total revenue and was $11.7 million, unchanged when compared to the same period last year and a decrease of 8% sequentially.

    -- Revenue from the Manufacturing Solutions segment totaled $4.6 million, contributing 28% of total revenue, and represented a 9% increase when compared to the same period last year and 10% sequentially.

    -- Regionally, revenue in Americas represented 37% of total revenue, while revenue in the European and Asia/Pacific regions represented 29% and 34% of total revenue, respectively.

    Business Outlook:

    The current business outlook is based on information as of May 4, 2006 and is current as of that day only. This outlook takes into account the possible disruption to our business caused by our fourth quarter restructuring plan and the estimated charge. We expect revenue for our full fiscal 2006 year to be approximately flat when compared to fiscal 2005. Non-GAAP net income per diluted share for the fourth quarter will be similar to the non-GAAP net income per diluted share achieved in our second and third fiscal quarters of 2006, based upon the fact that the majority of the saving from our fourth quarter restructuring will not be fully effective until our first fiscal quarter of 2007. This non-GAAP net income number excludes an expected charge for share-based compensation expense in the full fiscal year and the effect of restructuring charges taken in the second and fourth fiscal quarters.

    Use of Non-GAAP Financial Measures

    Net income per diluted share, excluding share-based compensation expense and restructuring charges is a supplemental non-GAAP financial measure. Moldflow is presenting this measure because management uses this information in evaluating the results of the Company's operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. This measure should not be considered an alternative to measurements required by GAAP, such as net income and net income per diluted share, and should not be considered a measure of our liquidity. In addition, this non-GAAP financial measure may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measure for the third quarter of fiscal year 2006, the GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow corporate Web site at http://www.moldflow.com/stp/english/investors/index.htm.

    Financial Results

    The unaudited condensed consolidated financial statements for the period ended March 31, 2006 follow.

    Information Dissemination

    Moldflow will host a conference call to discuss the third fiscal quarter of 2006 results and future outlook at 11:00 a.m. US Eastern time today. A live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investors section. In addition, the call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow, Moldflow Communicator and Altanium are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) Moldflow's market leadership and competitive position in its market segments,
(ii) the capabilities of the Company's technologies, (iii) the Company's business outlook including revenue and earnings guidance,
(iv) the charges associated with the Company's fourth quarter restructuring of its Manufacturing Solutions business unit, and (v) any potential cost savings arising out of our restructuring plans over the course of the fourth quarter of fiscal 2006 and fiscal year 2006. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs and that our Manufacturing Solutions products will have a longer sales cycle than our Design Analysis products, (ii) with respect to the capabilities of the Company's technologies, the risk that our products will not be accepted by the Company's customer base or that competitors may emerge with greater resources or technical capabilities, (iii) with respect to the Company's business outlook, the risks that a weak world economy will slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the larger average deal sizes for our Manufacturing Solutions products, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenue differs materially from that projected, that the costs of complying with provisions of the Sarbanes-Oxley Act of 2002 are greater than expected, that share-based compensation expense will continue to have a negative impact on our GAAP operating profit and earnings per share calculations, and that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of our subsidiary companies including Australia may result in a higher level of income tax expense than that projected, (iv) that the charges associated with the Company's fourth quarter restructuring of its Manufacturing Solutions business unit may be higher than estimated at this time, and (v) the Company will not realize the anticipated cost savings from our restructuring plans during the time frame indicated, or even if the anticipated cost savings are achieved, that the Manufacturing Solutions business unit may remain unprofitable, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2005 as well as its subsequent quarterly and annual filings. Revenue and earnings guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.


                         Moldflow Corporation
              Unaudited Consolidated Statement of Income
                 (in thousands, except per share data)
              ------------------------------------------


                                      Three Months     Nine Months
                                          Ended            Ended
                                     --------------- -----------------
                                      March   March    March    March
                                       31,     26,      31,      26,
                                      2006    2005     2006     2005
                                     ------- ------- -------- --------

Revenue:
  Product                            $9,503  $9,487  $28,319  $26,976
  Services                            6,754   6,410   20,112   19,160
                                     ------- ------- -------- --------
  Total revenue                      16,257  15,897   48,431   46,136
                                     ------- ------- -------- --------

Costs and expenses:
  Cost of product revenue             2,528   2,088    7,540    5,804
  Cost of services revenue            1,784   1,642    5,102    4,588
  Research and development            2,459   2,160    7,135    5,845
  Selling and marketing               5,786   5,650   17,303   15,956
  General and administrative          2,684   2,869    9,762    8,445
  Restructuring charges                   -       -    1,387        -
  Amortization of acquired intangible
   assets                                49      73      147      224
                                     ------- ------- -------- --------
  Total operating costs and expenses 15,290  14,482   48,376   40,862
                                     ------- ------- -------- --------

Income from operations                  967   1,415       55    5,274

Interest income, net                    663     405    1,856    1,135
Other income, net                        62      86       96       44
                                     ------- ------- -------- --------

Income before income taxes            1,692   1,906    2,007    6,453
Provision for (benefit from) income
 taxes                                  172    (139)     566    1,054
                                     ------- ------- -------- --------

Net income                           $1,520  $2,045   $1,441   $5,399
                                     ======= ======= ======== ========

Net income per common share:
  Basic                               $0.14   $0.19    $0.13    $0.50
  Diluted                             $0.13   $0.17    $0.12    $0.47
Shares used in computing net income
 per common share:
  Basic                              11,139  10,837   11,076   10,713
  Diluted                            11,817  11,890   11,816   11,599




                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                                   March 31,  June 30,
                                                     2006       2005
                                                   --------- ---------

Assets
Current assets:
    Cash and cash equivalents                       $54,577   $48,910
    Marketable securities                             6,762    11,323
    Accounts receivable, net                         14,218    13,449
    Inventories, prepaid expenses and other
     current assets                                   8,582     6,983
                                                   --------- ---------
        Total current assets                         84,139    80,665

Fixed assets, net                                     3,217     3,336
Goodwill and other acquired intangibles assets,
 net                                                 19,925    20,177
Other assets                                          2,728     2,851
                                                   --------- ---------

        Total assets                               $110,009  $107,029
                                                   ========= =========

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                 $1,687    $3,764
    Accrued expenses                                 10,039    10,165
    Deferred revenue                                 11,755    10,748
                                                   --------- ---------
        Total current liabilities                    23,481    24,677

Deferred revenue                                      1,350     1,124
Other long-term liabilities                             945     1,079
                                                   --------- ---------
        Total liabilities                            25,776    26,880
                                                   --------- ---------

Stockholders' equity:
    Common stock                                        112       109
    Additional paid-in capital                       73,225    69,626
    Retained earnings                                 6,736     5,295
    Accumulated other comprehensive income            4,160     5,119
                                                   --------- ---------
        Total stockholders' equity                   84,233    80,149
                                                   --------- ---------

        Total liabilities and stockholders' equity $110,009  $107,029
                                                   ========= =========



                         Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)


                                      Three Months      Nine Months
                                         Ended             Ended
                                   ----------------- -----------------
                                    March    March    March    March
                                      31,      26,      31,      26,
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------


Cash provided by operating
 activities                         $1,994   $4,632   $1,458   $5,086
Cash provided by investing
 activities                          1,191    2,612    3,136    3,498
Cash provided by financing
 activities                            637    1,375    1,994    1,879
Effect of exchange rate changes on
 cash and cash equivalents            (464)     (74)    (921)   1,338
                                   -------- -------- -------- --------
Net increase in cash and cash
 equivalents                         3,358    8,545    5,667   11,801

Cash and cash equivalents,
 beginning of period                51,219   39,243   48,910   35,987
                                   -------- -------- -------- --------

Cash and cash equivalents, end of
 period                            $54,577  $47,788  $54,577  $47,788
                                   ======== ======== ======== ========



                         Moldflow Corporation
   Unaudited Consolidated Statement of Operations - Non - GAAP Basis
                 (in thousands, except per share data)


                                            Three Months Ended
                                              March 31, 2006
                                    ----------------------------------
                                            (a) Adjustments  Non-  (b)
                                     GAAP        to GAAP     GAAP
                                    Results      Results    Results
                                    -------     ----------- -------
Revenue:
 Product                            $9,503          $-      $9,503
 Services                            6,754           -       6,754
                                    -------     -------     -------
Total revenue                       16,257           -      16,257
                                    -------     -------     -------

Costs and expenses:
 Cost of product revenue             2,528         (15) (c)  2,513
 Cost of services revenue            1,784         (24) (c)  1,760
 Research and development            2,459         (89) (c)  2,370
 Selling and marketing               5,786        (130) (c)  5,656
 General
  and administrative                 2,684        (253) (c)  2,431
 Restructuring charges                   -           -           -
 Amortization of intangible assets      49           -          49
                                    -------     -------     -------
Total operating expenses            15,290        (511)     14,779
                                    -------     -------     -------

Income from operations                 967         511       1,478

Interest income, net                   663           -         663
Other income, net                       62           -          62
                                    -------     -------     -------

Income before income taxes           1,692         511       2,203
Provision for (benefit from) income
 taxes                                 172        (236) (e)    408
                                    -------     -------     -------
Net income                          $1,520        $275      $1,795
                                    =======     =======     =======

Net income per common share:
      Basic                          $0.14                   $0.16
      Diluted                        $0.13                   $0.15
Weighted average shares:
      Basic                         11,139                  11,139
      Diluted                       11,817                  11,932




                         Moldflow Corporation
   Unaudited Consolidated Statement of Operations - Non - GAAP Basis
                 (in thousands, except per share data)


                                            Three Months Ended
                                              March 26, 2005
                                    ----------------------------------
                                            (a) Adjustments  Non-  (b)
                                     GAAP        to GAAP     GAAP
                                    Results      Results    Results
                                    -------     ----------- -------
Revenue:
 Product                            $9,487              $-  $9,487
 Services                            6,410               -   6,410
                                    -------     ----------- -------
Total revenue                       15,897               -  15,897
                                    -------     ----------- -------

Costs and expenses:
 Cost of product revenue             2,088               -   2,088
 Cost of services revenue            1,642               -   1,642
 Research and development            2,160               -   2,160
 Selling and marketing               5,650               -   5,650
 General
  and administrative                 2,869               -   2,869
 Restructuring charges                   -               -       -
 Amortization of intangible assets      73               -      73
                                    -------     ----------- -------
Total operating expenses            14,482               -  14,482
                                    -------     ----------- -------

Income from operations               1,415               -   1,415

Interest income, net                   405               -     405
Other income, net                       86               -      86
                                    -------     ----------- -------

Income before income taxes           1,906               -   1,906
Provision for (benefit from) income
 taxes                                (139)                   (139)
                                    -------     ----------- -------
Net income                          $2,045              $-  $2,045
                                    =======     =========== =======

Net income per common share:
      Basic                          $0.19                   $0.19
      Diluted                        $0.17                   $0.17
Weighted average shares:
      Basic                         10,837                  10,837
      Diluted                       11,890                  11,890




                                           Nine Months Ended
                                             March 31, 2006
                                  ------------------------------------
                                          (a)  Adjustments  Non-  (b)
                                    GAAP        to GAAP     GAAP
                                   Results      Results    Results
                                  --------     ----------- --------
Revenue:
 Product                          $28,319          $-      $28,319
 Services                          20,112           -       20,112
                                  --------     -------     --------
Total revenue                      48,431           -       48,431
                                  --------     -------     --------

Costs and expenses:
 Cost of product revenue            7,540         (49) (c)   7,491
 Cost of services revenue           5,102         (81) (c)   5,021
 Research and development           7,135        (261) (c)   6,874
 Selling and marketing             17,303        (405) (c)  16,898
 General and administrative         9,762        (907) (c)   8,855
 Restructuring charges              1,387      (1,387) (d)       -
 Amortization of intangible assets    147           -          147
                                  --------     -------     --------
Total operating expenses           48,376      (3,090)      45,286
                                  --------     -------     --------

Income from operations                 55       3,090        3,145

Interest income, net                1,856           -        1,856
Other income, net                      96           -           96
                                  --------     -------     --------

Income before income taxes          2,007       3,090        5,097
Provision for (benefit from)
 income taxes                         566        (403) (e)     969
                                  --------     -------     --------
Net income                         $1,441      $2,687       $4,128
                                  ========     =======     ========

Net income per common share:
      Basic                         $0.13                    $0.37
      Diluted                       $0.12                    $0.35
Weighted average shares:
      Basic                        11,076                   11,076
      Diluted                      11,816                   11,942




                                           Nine Months Ended
                                             March 26, 2005
                                  ------------------------------------
                                           (a) Adjustments  Non-  (b)
                                     GAAP        to GAAP     GAAP
                                    Results      Results    Results
                                  --------     ----------- --------
Revenue:
 Product                          $26,976              $-  $26,976
 Services                          19,160               -   19,160
                                  --------     ----------- --------
Total revenue                      46,136               -   46,136
                                  --------     ----------- --------

Costs and expenses:
 Cost of product revenue            5,804               -    5,804
 Cost of services revenue           4,588               -    4,588
 Research and development           5,845               -    5,845
 Selling and marketing             15,956               -   15,956
 General and administrative         8,445               -    8,445
 Restructuring charges                  -               -        -
 Amortization of intangible assets    224                      224
                                  --------     ----------- --------
Total operating expenses           40,862               -   40,862
                                  --------     ----------- --------

Income from operations              5,274               -    5,274

Interest income, net                1,135               -    1,135
Other income, net                      44               -       44
                                  --------     ----------- --------

Income before income taxes          6,453               -    6,453
Provision for (benefit from)
 income taxes                       1,054                    1,054
                                  --------     ----------- --------
Net income                         $5,399              $-   $5,399
                                  ========     =========== ========

Net income per common share:
      Basic                         $0.50                    $0.50
      Diluted                       $0.47                    $0.47
Weighted average shares:
      Basic                        10,713                   10,713
      Diluted                      11,599                   11,599


(a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

(c) Stock-based compensation expense.

(d) Second fiscal quarter restructuring charges.

(e) Tax benefit related to stock-based compensation and second fiscal quarter restructuring charges.



    CONTACT: Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
           dawn_soucier@moldflow.com